News Release
FOR IMMEDIATE RELEASE

For more information, contact:
Deb Thornton
(916) 218-4779
dthornton@daegis.com

DAEGIS REPORTS FISCAL 2012 SECOND QUARTER
FINANCIAL RESULTS

  GAAP Net Income of $795,000
  Adjusted EBITDA of $2.3 million
  Cash flow from operations of $2.1 million

ROSEVILLE, Calif., – Dec. 8, 2011 – Daegis (NASDAQ: DAEG), an eDiscovery company, today announced financial results for its fiscal 2012 second quarter, ended Oct. 31, 2011.

Second quarter total revenue was $11.1 million, compared to $12.9 million in the second quarter last year. Electronic discovery revenue was $5.5 million, compared to $7.1 million in the comparable period last year. Revenue for the Company’s database, archive and migration business segment was $5.5 million, compared to $5.8 million in the second quarter of fiscal 2011.

Operating income for the second quarter was $1.2 million, compared to $782,000 in the same quarter last year. Adjusted EBITDA was $2.3 million, or 21% of revenue, compared to $2.4 million, or 19% of revenue, in the comparable quarter last year (see reconciliation table).

Second quarter GAAP net income was $795,000, or $0.04 per diluted share, compared to GAAP net loss of $113,000, or $0.01 loss per diluted share, in the second quarter of fiscal 2011. Non-GAAP net income was $1.4 million, or $0.09 per diluted share, compared to Non-GAAP net income of $1.0 million, or $0.07 per diluted share, last year (see reconciliation table). The Company generated cash from operations of $2.1 million during the second quarter.

Cash and cash equivalents at Oct. 31, 2011 were $5.5 million, compared to $4.6 million reported at April 30, 2011. Total outstanding debt decreased to $23.3 million, compared to $27.5 million at April 30, 2011.

“During the second quarter, we delivered our eighth consecutive quarter of positive Adjusted EBITDA and Non-GAAP net income,” said Todd Wille, president and CEO of Daegis. “We delivered the next major release of the Daegis eDiscovery Platform, our fully-integrated solution with industry-unique capabilities that enable clients to keep data in one system and repurpose attorney work product across matters. Since the second quarter of last year, which benefited from a couple of major project wins prior to our June 2010 merger with Daegis, our quarterly eDiscovery revenue has ranged from $5.5 million to $6.5 million. To date, the significant investments made in sales, marketing and the technology over the last six months have not produced the anticipated revenue growth; however our sales pipeline grew 50 percent and our new and existing clients continue to validate our business and product strategies. We believe we are well-positioned for calendar 2012 with our end-to-end eDiscovery solution and growing sales traction.”

Fiscal 2012 Six-Months Financial Results

Total revenue for the first six months of fiscal 2012 was $22.6 million, compared to $22.8 million for the same period of the prior year. GAAP net loss for the first six months of fiscal 2012 was $983,000, or $0.08 loss per share, compared to a net loss of $589,000, or $0.05 loss per share, in the same period last year. Non-GAAP net income was $2.2 million, or $0.14 per diluted share, compared to $2.5 million, or $0.19 per diluted share, for the first six months of last year. Adjusted EBITDA for the first six months was $4.1 million, compared to $3.3 million in first six months of fiscal 2011.

Investor Conference Call

Management will host a conference call today, Dec. 8, 2011, at 2:00 p.m. PT (5:00 p.m. ET) to review the second quarter 2012 financial results. The call can be accessed by dialing (877) 941-1427 or (480) 629-9664 for international callers and providing the company name. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.daegis.com. A replay of the call will be available approximately two hours following the end of the call through 11:59 p.m. ET on Dec. 16, 2011 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 448413#.

About Daegis

Daegis (NASDAQ: DAEG) delivers eDiscovery and information management solutions. The Daegis eDiscovery Platform serves corporate and law firm clients by combining technology and services to deliver the industry’s most complete solution. Daegis also provides document review services with predictable pricing to contain costs and promote efficiency in a defensible manner. For additional information, visit www.daegis.com or follow us via our blog, Twitter at @daegis and Facebook.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance.

The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, please see the table in this release captioned "Reconciliation of GAAP to Non-GAAP Net Income" which includes a reconciliation of the GAAP results to Non-GAAP results.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Wille. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K.

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DAEGIS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	October 31,	April 30,
	2011	2011
ASSETS
Current assets:
Cash and cash equivalents	$5,473	$4,577
Accounts receivable, net	11,291	15,670
Prepaid expenses and other current assets	1,280	1,166
Total current assets	18,044	21,413

Property and equipment, net	2,832	2,240
Goodwill	25,161	25,161
Intangibles, net	11,273	12,396
Other assets, net	1,098	1,524
Total assets	$58,408	$62,734

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$740	$1,433
Current portion of long term debt	1,589	1,869
Accrued compensation and related expenses	2,118	2,894
Common stock warrant liability	1,021	1,623
Other accrued liabilities	1,308	2,131
Deferred revenue	6,567	7,951
Total current liabilities	13,343	17,901

Long term debt, net of current portion	21,754	24,731
Deferred tax liabilities, net	618	555
Other long term liabilities	1,207	1,513
Total liabilities	36,922	44,700

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	2	—
Common stock	15	15
Additional paid-in capital	99,563	95,111
Accumulated other comprehensive income	425	443
Accumulated deficit	(78,519)	(77,535)
Total stockholders’ equity	21,486	18,034
Total liabilities and stockholders’ equity	$58,408	$62,734

DAEGIS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
Revenues:
eDiscovery	$5,529	$7,093	$11,555	$10,108
Database, archive, and migrations	5,546	5,775	11,034	12,644
Total revenues	11,075	12,868	22,589	22,752

Operating expenses:
Direct costs of eDiscovery revenue	2,234	1,872	4,632	2,525
Direct costs of database, archive, and migration revenue	1,352	1,419	2,700	3,053
Product development	1,863	1,982	3,838	3,766
Selling, general and administrative	4,428	6,813	9,376	13,099
Change in fair value of contingent consideration	—	—	—	(164)
Total operating expenses	9,877	12,086	20,546	22,279
Income from operations	1,198	782	2,043	473

Other income (expense):
Loss on extinguishment of debt	—	—	(2,166)	—
Gain from change in fair value of common stock warrant liability	158	305	602	667
Interest expense	(469)	(1,030)	(1,369)	(1,442)
Other, net	(24)	(41)	26	(164)
Total other income (expense)	(335)	(766)	(2,907)	(939)
Earnings (loss) before income taxes	863	16	(864)	(466)
Provision for income taxes	68	129	119	123
Net income (loss)	$795	$(113)	$(983)	$(589)

Earnings (loss) per share:
Basic	$0.05	$(0.01)	$(0.08)	$(0.05)
Dilutive	$0.04	$(0.01)	$(0.08)	$(0.05)

Weighted average shares used in computing earnings (loss) per share
Basic	14,657	13,844	14,629	12,542
Dilutive	16,476	13,844	14,629	12,542

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
GAAP income from operations	$1,198	$782	$2,043	$473

Amortization of intangible assets	558	1,107	1,123	1,943
Stock based compensation expenses	245	235	473	487
Depreciation	279	270	509	385
Total adjustments to GAAP income from operations	1,082	1,612	2,105	2,815

Adjusted EBITDA	$2,280	$2,394	$4,148	$3,288

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$795	$(113)	$(983)	$(589)

Amortization of intangible assets and warrant discount	558	1,174	1,166	2,032
Stock based compensation expenses	245	235	473	487
Professional fees related to mergers	—	—	—	1,423
Change in fair value of contingent consideration	—	—	—	(164)
Gain from change in fair value of common stock warrant liability	(158)	(305)	(602)	(667)
Loss on extinguishment of debt	—	—	2,166	—
Total adjustments to GAAP net income (loss)	645	1,104	3,203	3,111

Non-GAAP net income	$1,440	$991	$2,220	$2,522

Non-GAAP diluted earnings per share	$0.09	$0.07	$0.14	$0.19

Weighted average shares used in computing earnings per share
Dilutive	16,476	14,348	15,933	13,134